UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 16, 2011

China Internet Café Holdings Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52832	98-0500738
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

China Internet Café Holdings Group, Inc.
#2009-2010, 4th Building, ZhuoYue Century Center
FuHua Third Road, FuTian District
Shenzhen, Guangdong Province
People’s Republic of China
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: +86 755-8989-0998

China Unitech Group, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Gregory Sichenzia, Esq.
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Facsimile: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On February 18, 2011 (the “Closing Date”), in connection with a security purchase agreement between China Internet Café Holdings Group, Inc. (hereinafter referred to as “we,” “us,” or the “Company”) and the investors identified on Exhibit A thereto (collectively, the “Investors”), we closed a private placement (the “Offering”) of approximately $6.4 million from offering a total of 474,967 units (the “Units”) at a purchase price of $13.50 per Unit, each consisting of:(i) nine shares of the Company’s 5% Series A Convertible Preferred Stock, par value $0.00001 per share (the “Preferred Shares”), convertible on a one to one basis into nine shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”); (ii) one share of Common Stock; (iii) two three-year Series A Warrants (the “Series A Warrants”),each exercisable for the purchase of one share of Common Stock, at an exercise price of $2.00 per share; and (iv) two three-year Series B Warrants (the “Series B Warrants”), each exercisable for the purchase of one share of Common Stock,to purchase one share of Common Stock, at an exercise price of $3.00 per share.

Registration Rights Agreement

In connection with the Offering, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, in which we agreed to file a registration statement (the “Registration Statement”) with the Commission to register for resale the Common Stock and the Common Stock issuable upon conversion of the Preferred Stock, the Series A Warrant Shares and the Series B Warrant Shares, within 45 calendar days of the Closing Date, and to have the registration statement declared effective within 150 calendar days of the Closing Date or within 180 calendar days of the Closing Date in the event of a full review of the registration statement by the U.S. Securities and Exchange Commission (“SEC”). If we do not comply with the foregoing obligations under the Registration Rights Agreement, we will be required to pay cash liquidated damages to each Investor, at the rate of 1% of the applicable subscription amount for each 30 day period in which we are not in compliance; provided, that such liquidated damages will be capped at 10% of the subscription amount of each investor and will not apply to any registrable securities that may be sold pursuant to Rule 144 under the Securities Act, or are subject to an SEC comment with respect to Rule 415 promulgated under the Securities Act.

Securities Escrow Agreement

In connection with the Offering, we also entered into a securities escrow agreement with the Investors (the “Securities Escrow Agreement”) and Mr. Dishan Guo (the “Stockholder”), the Company’s chairman, pursuant to which, the Stockholder agrees to deliver into an escrow account one share of our Common Stock for each $10 sold to the Purchasers in the Offering to be used as escrow shares, equal to 641,205 shares of common stock (the “Escrow Shares”).  The distribution of the Escrow Shares shall be based on a performance threshold for the Company.  With respect to the 2011fiscal year, if we earn less than $9,500,000, then the Escrow Shares for such year will be delivered to the Investors in the amount of 10% of the Escrow Shares for each full percentage point by which such threshold was not achieved up to a maximum of the Escrow Shares.

Lock-up Agreement

On the Closing Date, we entered into a lock-up agreement (the “Lock-Up Agreement”) with Mr. Dishan Guo (the “Affiliate”), whereby the Affiliate is prohibited from selling our securities that they directly or indirectly own (the “Lock-Up Shares”) until 9 months after the Registration Statement is declared effective by the Commission (the “Lock-Up Period”). In addition, the Affiliate further agrees that during the 12 months immediately following the Lock-Up Period, the Affiliate shall not offer, sell, contract to sell, assign, transfer (the “Transfer”) more than 0.83333% of the Lock-Up Shares during each calendar month following the Lock-Up Period, other than engaging in a Transfer in a private sale of the Lock-Up Shares if the transferee agrees in writing to be bound by and subject to the terms of the Lock-Up Agreement.

The description of the Securities Purchase Agreement, Registration Rights Agreement, Securities Escrow Agreement and Lock-up Agreement is qualified in its entirety by reference to a copy of the agreements attached to this Current Report on Form 8-K.

The Company engaged TriPoint Global Equities, LLC (the "Agent") as placement agent in connection with the sale of securities in the Offering and agreed to pay the Agent (i) cash commissions equal to 7% of the gross proceeds received by the Company; (ii) a cash management finance fee equal to 1% of the gross proceeds raised by the Company in the Offering, payable at the time of each closing;  (iii) a non-accountable expense fee equal to 0.5% of the gross proceeds; and (iv) warrants to purchase such number of securities equal to 9% of the aggregate number of shares of common stock issuable in connection with the Offering (the “Agent Warrants”). The Agent’s Warrants will all have three year terms and will be exercisable at the following prices: (i) $1.35 per share (427,470 warrants), (ii) $2,00 per share (85,494 warrants and (iii) $3.00 per share (85,494 warrants).  The Company also agreed to compensate the Placement Agent for all of its reasonable expenses in connection with the Offering.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item1.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Series A Preferred Stock Certificate of Designation

On February 16, 2011, the Company filed with the Secretary of State of Nevada aCertificate of Designation, Preferences and Rights for the 5% Series A Convertible Preferred Stock (the “Certificate of Designation”) as an amendment to its Articles of Incorporation.  Capitalized terms not defined herein shall have the meaning ascribed to them in the Certificate of Designation.

For each outstanding share of Series A Preferred Stock, dividends shall be payable quarterly, at the rate of 5% per annum, on or before each date that is thirty days following the last day of each June, September, December and March of each year.  Dividends on the Series A Preferred Stock shall accrue and be cumulative from and after the date of the initial issuance of the Series A Preferred Stock.

Upon liquidation of the Company, holders of Series A Preferred Stock are entitled to be paid, prior to any distribution to any holders of common stock, or any other class or series of stock issued hereafter or junior to the Series A Preferred Stock, an amount equal to $1.35 per share plus the amount of any accrued but unpaid dividends thereon,as of the date of liquidation (the “Series A Liquidation Preference Amount”).

Each share of Series A Preferred Stock at the option of the holder may be convertible into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Series A Liquidation Preference Amount divided by (ii) the Conversion Price in effect as of the date of the Conversion Notice.

Until conversion, the Preferred Stock shall have no voting rights other than with respect to matters that may adversely affect the rights of the holders of the Series A Preferred Stock.

The description of the Series A Preferred Stock above is qualified in its entirety by reference to a copy of the Certificate of Designation attached to this Current Report on Form 8-K as Exhibit 3.2.

Name Change

On January 20, 2011, China Internet Café Holdings Group, Inc. filed with the Nevada Secretary of State an amendment to its Amended and Restated Articles of Incorporation to give effect to a name change from “China Unitech Group, Inc.” to “China Internet Café Holdings Group, Inc.” The Amended and Restated Articles of Incorporation were approved by our board of directors on July 30, 2010 and were approved by a stockholder holding 59.45% of our outstanding common stock by written consent on July 30, 2010.

We filed a definitive information statement on Schedule 14C with the Securities and Exchange Commission regarding the amended and restated articles of incorporation on August 8, 2010, and mailed the information statement to our stockholders on August 13, 2010. In connection with the name change, on January 25, 2011, the Company filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority (“FINRA”) requesting a name change from “China Unitech Group, Inc.” to “China Internet Café Holdings Group, Inc.” as well as an OTC voluntary symbol change from “CUIG” to “CICC.” These changes became effective on February 1, 2011. Our common stock began trading under the Company’s new name on the Over-the Counter Bulletin Boards on Tuesday, February 1, 2011 under our new trading symbol “CICC.”

Item 7.01.	Regulation FD Disclosure

From January 24, 2011 through February 18, 2011, management of China Internet Café Holdings Group, Inc. held presentations for potential investors.  The investor presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
3.1	Amended and Restated Articles of Incorporation of China Internet Café Holdings Group, Inc.
3.2	Certificate of Designations Preferences and Rights of the 5% Series A Convertible Preferred Stock of China Internet Café Holdings Group, Inc.
10.1	Securities Purchase Agreement, dated February 18, 2011, by and among China Internet Café Holdings Group, Inc. and Investors Identified therein
10.2	Registration Rights Agreement, dated February 18, 2011
10.3	Securities Escrow Agreement, dated February 18, 2011
10.4	Lock-up Agreement, dated February 18, 2011
10.5	Form of Series A Warrant
10.6	Form of Series B Warrant
99.1	Press Release
99.2	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2011
CHINA INTERNET CAFÉ HOLDINGS GROUP, INC.

By:	/s/Dishan Guo
Dishan Guo
Chief Executive Officer